[LOGO OF ADAMS GOLF, INC.]
NEWS RELEASE


FOR IMMEDIATE RELEASE


              Adams Golf Reports Fourth Quarter
             and Year End 2006 Financial Results

PLANO, TEXAS, March 14, 2007 - Adams Golf (OTCBB:ADGO) today reported net sales of $13.1 million for its fourth quarter ended December 31, 2006, as compared to $9.7 million in the comparable period of 2005. The Company reported net income of $4.4 million, or $0.15 per fully diluted share for the fourth quarter ended December 31, 2006, as compared to a net loss of $1.0 million, or $0.04 per fully diluted share for the comparable period of 2005. In the 2006 fourth quarter, the Company recorded a deferred tax asset of $5.4 million, which represents its estimate of future usage of our net operating loss tax carryforward.

For the year ended December 31, 2006, net sales were $76.0 million, as compared to $56.4 million for the year ended December 31, 2005. The Company had net income of $9.0 million, or $0.31 per fully diluted share for 2006, as compared to net income of $3.2 million, or $0.12 per fully diluted share in 2005. In the 2006 fiscal year, the Company benefited from the recording of a deferred tax asset of $5.4 million, as noted above. In the 2005 fiscal year, the Company benefited from the reversal of a legal accrual in the amount of $1.8 million and the receipt of $1.0 million for the settlement of an insurance claim.

The Company's aggregate cash and cash equivalents balance was $9.5 million as of December 31, 2006. In the fourth quarter of 2006, the Company repurchased 141,736 shares under its current stock repurchase plan. The Company repurchased an aggregate of 279,120 shares of its common stock in fiscal 2006.

"I'm very pleased with the Company's results for 2006," said Mr. Chip Brewer, CEO and President of Adams Golf. "Our growth for the year was driven primarily by our Idea hybrid iron sets which, according to Golf Datatech, LLC, have been the #1 selling brand of irons in off course golf specialty retail sales since December of 2005. We benefited in the fourth quarter of 2006 from our launches of the Idea Tech OS 8-piece hybrid iron sets and the Idea Pro 8-piece hybrid iron sets and individual hybrids. Our individual hybrids finished 2006 as the #1 hybrid played by professionals on the combined professional men's tours (PGA, Champions and Nationwide), according to results from the Darrell Survey. We also announced in the fourth quarter of 2006 our intent to purchase certain assets of Women's Golf Unlimited, which is consistent with our goal of expanding our presence in the growing women's golf equipment market. That acquisition closed in the first quarter of 2007. Lastly, we've continued to make investments in our brand and overall organization, particularly our R&D group."

Adams Golf will host a conference call at 5:30 p.m. Eastern Daylight time on Thursday, March 15, 2007, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams' 2006 fourth quarter and full year financial results. For telephone access to the conference call, dial (800) 374-0113 or
(706) 758-9607 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 2273498.

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, visit adamsgolf.com.

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, our acquisition of certain assets of Women's Golf Unlimited, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek" or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9000
pattywalsh@adamsgolf.com

                ADAMS GOLF, INC. AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEETS

       (in thousands, except share and per share amounts)

                             ASSETS

                                                                            December 31,
                                                                      -------------------------
                                                                         2006           2005
                                                                      ----------     ----------
Current assets:
   Cash and cash equivalents                                          $    9,472     $   10,747
   Trade receivables, net                                                 13,553         14,171
   Inventories, net                                                       24,651         16,151
   Prepaid expenses                                                          686            754
   Other current assets                                                    1,371             27
                                                                      ----------     ----------

      Total current assets                                                49,733         41,850

Property and equipment, net                                                  719            630
Deferred tax asset - non current                                           4,052             --
Other assets                                                               1,099          1,622
                                                                      ----------     ----------
                                                                      $   55,603     $   44,102
                                                                      ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                   $    6,271     $    4,691
   Accrued expenses                                                        7,463          7,284
                                                                      ----------     ----------
      Total liabilities                                                   13,734         11,975

Stockholders' equity:
   Preferred stock, $0.01 par value; authorized 5,000,000 shares;
     none issued                                                              --             --
   Common stock, $.001 par value; authorized 50,000,000 shares;
     24,895,226 and 23,471,653 shares issued and 23,958,606 and
     22,814,153 shares outstanding in 2006 and 2005, respectively             25             23
   Additional paid-in capital                                             90,630         89,499
   Accumulated other comprehensive income                                    887            888
   Accumulated deficit                                                   (46,147)       (55,147)
   Treasury stock, 936,620 common shares at December 31, 2006
     and 657,500 common shares at December 31, 2005, at cost              (3,526)        (3,136)
                                                                      ----------     ----------

      Total stockholders' equity                                          41,869         32,127
                                                                      ----------     ----------

Commitments and contingencies                                         $   55,603     $   44,102
                                                                      ==========     ==========


                ADAMS GOLF, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF OPERATIONS

            (in thousands, except per share amounts)


                                                                       Years Ended December 31,
                                                                      -------------------------
                                                                         2006           2005
                                                                      ----------     ----------
Net sales                                                             $   76,030     $   56,424
Cost of goods sold                                                        42,304         30,309
                                                                      ----------     ----------
      Gross profit                                                        33,726         26,115
                                                                      ----------     ----------


Operating expenses:
   Research and development expenses                                       2,607          2,285
   Selling and marketing expenses                                         19,800         16,571
   General and administrative expenses                                     7,879          7,063
   Reversal of settlement expenses (benefit)                                  --         (1,771)
   Reversal of restructuring expense (benefit)                                --            (78)
                                                                      ----------     ----------

         Total operating expenses                                         30,286         24,070
                                                                      ----------     ----------

          Operating income                                                 3,440          2,045

Other income (expense):
   Interest income                                                           201            236
   Interest expense                                                           (3)            (6)
   Other                                                                      35          1,052
                                                                      ----------     ----------

      Income before income taxes                                           3,673          3,327
Income tax expense (benefit)                                              (5,327)            87
                                                                      ----------     ----------

      Net income                                                      $    9,000     $    3,240
                                                                      ==========     ==========

Income per common share :
      Basic                                                           $     0.39     $     0.14
                                                                      ==========     ==========
      Diluted                                                         $     0.31     $     0.12
                                                                      ==========     ==========




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